EXHIBIT 99.1

Harvard Bioscience Names Robert E. Gagnon as Chief Financial Officer

Nearly 20 Years of Financial Experience Including Global Operations and Acquisitions Expected to Help Harvard Bioscience Execute Its Growth Strategy

HOLLISTON, Mass., Oct. 16, 2013 (GLOBE NEWSWIRE) -- Harvard Bioscience, Inc. (Nasdaq:HBIO), a global developer, manufacturer, and marketer of a broad range of tools to advance life science research and regenerative medicine, has hired Robert E. Gagnon, a veteran financial executive, as Harvard Bioscience's Chief Financial Officer, effective as of the date of HBIO's planned spin-off of Harvard Apparatus Regenerative Technology, Inc., or HART, which is anticipated to be November 1, 2013, or the Distribution Date. From October 23, 2013 until the Distribution Date, Mr. Gagnon will initially serve as HBIO's Executive Vice President – Finance.

Mr. Gagnon, age 39, was recently Executive Vice President, Chief Financial Officer and Treasurer at Clean Harbors, Inc. (NYSE:CLH), a leading provider of environmental, energy and industrial services throughout North America. Prior to this, he served in progressive executive positions at Biogen Idec, Inc., a Fortune 500 company developing treatments in the areas of immunology and neurology. Earlier, he worked in a variety of senior positions at Deloitte & Touche, LLP, and PricewaterhouseCoopers, LLP. He holds an M.B.A. from the MIT Sloan School of Management and a bachelor of arts degree in accounting from Bentley College.

Thomas McNaughton, who has served as Harvard Bioscience's Chief Financial Officer since November 2008, will resign from that position effective as of the Distribution Date to retain the role of Chief Financial Officer at Harvard Apparatus Regenerative Technology, Inc. ("HART").

Jeff A. Duchemin, Chief Executive Officer of Harvard Bioscience, commented, "Rob brings a tremendous amount of high-level financial experience from his tenures at companies both in and out of the life science arena, as well as extremely impressive academic credentials. We are very fortunate to have him serve as our new Chief Financial Officer at Harvard Bioscience. We believe Rob's experience heading global finance operations, his successful completion of acquisitions and his overall business acumen will be a great asset to us as we continue to implement our growth strategy, which includes expanding our geographic footprint through organic growth and acquisitions. I would also like to thank Tom McNaughton for his excellent work as Chief Financial Officer and for making this a seamless transition."

Robert Gagnon stated, "I have witnessed the need for ever-greater innovation in the life science apparatus and scientific instrument market, and I believe the worldwide demand will continue to grow in future years. Harvard Bioscience is uniquely positioned to excel in this space under Jeff's leadership. I look forward to serving as Chief Financial Officer and working with Harvard Bioscience's management as the Company moves ahead."

About Harvard Bioscience

Harvard Bioscience ("HBIO") is a global developer, manufacturer and marketer of a broad range of specialized products, primarily apparatus and scientific instruments, used to advance life science research and regenerative medicine. Our products are sold to thousands of researchers in over 100 countries primarily through our 850 page catalog (and various other specialty catalogs), our website, through distributors, including GE Healthcare, Thermo Fisher Scientific and VWR, and via our field sales organization. HBIO has sales and manufacturing operations in the United States, the United Kingdom, Germany, Sweden and Spain with additional facilities in France and Canada. For more information, please visit our website at www.harvardbioscience.com.

The Harvard Bioscience, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6426

Forward-Looking Statements

Some of the statements in this press release are "forward-looking" and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These "forward-looking" statements include statements relating to, among other things, the appointment of Mr. Robert Gagnon as Harvard Bioscience's new Chief Financial Officer, the intention to consummate the spin-off of HART and the timing thereof. These statements involve risks and uncertainties, including among other things, market conditions that may cause results to differ materially from the statements set forth in this press release. The forward-looking statements in this press release speak only as of the date of this press release. Harvard Bioscience expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

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CONTACT: Harvard Bioscience
         Jeffrey Duchemin
         Chief Executive Officer
         Tel: (508) 893-8999

         Investor Relations:
         Dian Griesel Inc.
         Cheryl Schneider
         (212) 825-3210

         Public Relations:
         Dian Griesel Inc.
         Susan Forman or Laura Radocaj
         (212) 825-3210